Exhibit 99.1

China Security & Surveillance Technology Reports First Quarter 2007 Financial Results

-- 1Q07 Revenue Increases 164% to $38.5 million Compared to Prior Year Period --
-- Company Provides Financial Outlook for 2Q07 --

SHENZHEN, China, May 15, 2007 -- China Security & Surveillance Technology, Inc. ("China Security") (OTC: CSCT), a leading provider of digital surveillance technology in China, today reported its financial results for the first quarter ending March 31, 2007.

The company reported GAAP earnings per diluted share of $0.13 for the first quarter of 2007 compared to $0.16 in the prior year period. Results for the first quarter of 2007 include; (1) approximately $1.16 million, or $0.03 per diluted share, of non-cash expense related to the accrual of amounts payable under outstanding convertible notes of the Company if such notes are redeemed (as described below under the caption “Explanation of Redemption Accrual”); (2) approximately $806,000 or $0.02 per diluted share, of non-cash expense related to the amortization of goodwill and (3) approximately $265,000, or $0.01 per diluted share, of non-cash expense related to the accrual of performance-based employee compensation. Excluding these non-cash expenses, diluted earnings per share was $0.20, compared to $0.17 per diluted share in the first quarter of 2006 (see reconciliation of GAAP to non-GAAP measures toward the end of the release). Diluted share count increased 58% in the first quarter of 2007 to 34.3 million from 21.6 million in the first quarter of 2006.

Revenue increased 164% to $38.5 million compared to $14.6 million in the first quarter of 2006. Revenue improved significantly as a result of increased demand among both new and existing customers for security and surveillance products within various industries and organizations in China as well as the increase in government-initiated programs to install security systems. First quarter revenue results also benefited from the Company’s continued growth of distribution channels, increased brand recognition, the ongoing sales force expansion and the contribution from the acquisition of Cheng Feng.

Mr. Guo Shen Tu, Chief Executive Officer of China Security, commented, “We are pleased with our financial performance in the first quarter. Despite the effects of seasonality due to the Chinese New Year, we were able to achieve significant revenue growth. In the first quarter, we secured thirty-nine new contracts across a wide array of private businesses as well as local and city governments. We signed nine new Safe City-wide surveillance pilot projects in the quarter bringing our total number of Safe City-wide pilot projects to 22. We are encouraged that many of our pilot programs will lead to larger contracts in the near future. We continue to be confident about the growth of our business and the general security and surveillance industry in China.”

Gross profit in the first quarter was $10.1 million compared to $4.4 million in the first quarter of 2006. Gross margins were 26.3% in the first quarter of 2007 compared to 30.1% in the first quarter of 2006 and primarily reflect the Company’s pricing strategy in order to attract customers, penetrate new markets, and increase total market share.

Income from operations increased 67% to $6.5 million from $3.9 million in the prior year’s first quarter. Total operating expenses increased to $3.7 million in the first quarter of 2007 from $0.5 million in the prior year period, primarily due to professional expenses related to the costs of being a public reporting company as well as the hiring of additional staff.

The Company recognized interest expense of $1.3 million in the first quarter of 2007. Approximately $0.1 million reflects interest payments on debt outstanding and approximately $1.2 million reflects the non-cash accrual of amounts payable under outstanding convertible notes of the Company, if such notes are redeemed as explained in the Company’s indenture with Citadel. China Security anticipates that its annual non-cash accrual will be approximately $17.0 million per year.

Net income in the first quarter of 2007 increased 29.5% to $4.5 million from $3.5 million in the first quarter of 2006. As stated above, net income performance includes approximately $2.2 million of non-cash expense, or $0.07 on a diluted share basis.

The Company’s cash position at the end of the first quarter increased to $71.9 million compared to $30.1 million at the end of the December 2006 fourth quarter period. This increase was largely a result of its $60 million convertible note financing with Citadel.

Total debt at the end of the first quarter stood at $67.1 million compared to $4.2 million at the end of December 2006 due primarily to the Citadel financing along with $5.9 million in loan agreements with The Shanghai Pudong Development Bank and the China Construction Bank.

Working capital at the end of the first quarter increased to $117.2 million compared to $63.5 million at the end of December 2006.

Financial Outlook
For the second quarter of 2007, China Security expects to achieve revenue of between $42 to $45 million, including revenues from the two completed acquisitions in fiscal 2007. The acquisitions completed by the company since the beginning of fiscal 2007 are Hongtianzhi Electronics and HiEasy Electronic Technology. Excluding the non-cash charges related to the accrual of the redemption amount payable on convertible notes, the accrual of performance-based employee compensation and the amortization of intangible assets, the Company expects to achieve an adjusted net income of at least $7.5 million in the second quarter of 2007.

The Company estimates that non-cash interest expenses associated with the accrual of the redemption amount payable on its $110 million convertible notes financing, the accrual of performance-based employee compensation and the amortization of intangible assets for the remaining three quarters of 2007 will be approximately $4.1 million, $0.8 million and $1.1 million per quarter respectively.

Mr. Tu concluded, “The overall market for security and surveillance projects continues to expand in China. As this market continues to grow, we are gaining market share. Our company is well-capitalized to build our portfolio of existing brands and services. We firmly believe that raising awareness of our brand will become increasingly important as we continue to consolidate the security products industry in China and solidify our leadership in the market. We remain committed to enhancing shareholder value and believe that our position as the leading security solutions provider will grow stronger in the years to come.”

Explanation of Redemption Accrual
The Company raised $60 million in the first quarter of 2007 through a guaranteed senior unsecured convertible notes financing with the Citadel Equity Fund. These notes bear interest at a rate of 1% per annum and are due in 2012. Under this indenture, if the notes are not converted before maturity, the notes are to be redeemed by the Company on the maturity date at a redemption price equal to 100% of the principal amount of the notes then outstanding plus an additional amount of 15% per annum, calculated on a quarterly compounded basis, plus any accrued and unpaid interest.

As of March 31st, the Company accrued $1.2 million as a redemption amount payable under the notes, which was included in interest expense in the first quarter of 2007. Since the first quarter, the Company raised an additional $50 million in guaranteed senior unsecured convertible notes financing in its current fiscal second quarter that also bear interest at a rate of 1% and are due in 2012. Unlike the interest rate of 1% that the Company is actually paying out to the note holder under the note, the Company would only pay the accrued redemption amount under the note if the note is redeemed in accordance with its terms. Nevertheless, the Company believes that it must accrue the entire redemption amount under U.S. generally accepted accounting principles. This accrual will result in non-cash expense of approximately $17.0 million annually.

Conference Call
The Company will hold a conference call to discuss the financial results at 5:00 p.m. ET today. The Company invites you to join the call by dialing 913-312-1227. A live webcast of the conference call will be available at www.viavid.net. A replay of the call will be available from May 15, 2007 to May 22, 2007. Listeners may access the replay by dialing 719-457-0820, passcode: 3724740.

About China Security & Surveillance Technology, Inc.

Based in Shenzhen, China, China Security manufactures, distributes, installs and maintains security and surveillance systems through its wholly owned subsidiary, Golden Group Corporation (Shenzhen) Limited. China Security has a manufacturing facility located in Shenzhen and a R&D facility which leverages an exclusive collaboration agreement with Beijing University. In addition, China Security has built a diversified customer base through its extensive sales and service network that includes 37 points of presence throughout the PRC. To learn more about China Security, visit their website at: http://www.goldengroup.cn/eindex.asp

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude the accrual for the redemption amount payable under certain outstanding convertible notes issued by the Company and certain other non-cash charges. China Security believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that China Security’s management excludes when it internally evaluates the performance of China Security’s business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Security. Accordingly, management excludes the expense arising from the accrual of redemption amounts payable under its outstanding convertible notes and certain other non-cash charges when making operational decisions. China Security believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Security's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Security's performance using the same methodology and information as that used by China Security's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, China Security's management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(All amounts, other than for share and per share amounts, in thousands of U.S. dollars)
	Three Months Ended March 31,
	2007	2006
GAAP Net Income	$4,533	3,500
Addition:
Depreciation and amortization	806	102
Non-cash employee compensation	265	-
Redemption accretion on convertible notes	1,163	-
Non-GAAP Net Income	$6,767	3,602

GAAP EPS	0.13	0.16
Addition:
Depreciation and amortization	0.02	-
Non-cash employee compensation	0.01	-
Redemption accretion on convertible notes	0.03	-
Adjusted EPS	0.20	0.17
Share used in computing net income per share (diluted)	34,268,180	21,642,536

Safe Harbor Statement

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. For a further description of other risks and uncertainties, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 20-F, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

Company Contact:
Terence Yap
Chief FinancialOfficer
Tel: 646-713-4888
Email: terence@csstf.com

Investor Contact:
ICR: Bill Zima & Ashley Ammon MacFarlane
Tel: 203-682-8200

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

	March 31. 2007	March 31. 2006
Revenues	$38,451	$14,594

Cost of goods sold	28,333	10,197

Gross profit	10,118	4,397

Selling and marketing	603	122

General and administrative	2,251	295
(including non-cash employee compensation of 265)
Depreciation and amortisation	806	102

Income from operations	6,458	3,878

Rental income from related party	127	122

Interest income	82	5

Interest expenses	(1,319)	-

Other income (expenses), net	492	115

Income before income taxes	5,840	4,120

Minority interest in income of consolidated subsidiaries	9	-

Income taxes	(1,316)	(620)

Net income	4,533	3,500

Foreign currency translation gain	795	380

COMPREHENSIVE INCOME	$5,328	3,880

NET INCOME PER SHARE
BASIC	$0.14	0.16
DILUTED	$0.13	0.16

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	33,108,640	21,591,333
DILUTED	34,268,180	21,642,536

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2007 AND DECEMBER 31, 2006

ASSETS
	March 31,	December 31,
	2007	2006
CURRENT ASSETS
Cash and cash equivalents	$71,892	$30,980
Accounts receivable, net	30,366	26,754
Related party receivables	635	440
Inventories, net	22,153	19,721
Prepayment & deposits	8,511	3,533
Advance to suppliers	2,814	2,889
Other receivables	2,020	1,697
Deferred tax assets - current portion	31	41
Total current assets	138,422	86,055

Deposits for acquisition of subsidiaries and properties	20,618	-
Plant and equipment, net	8,452	8,339
Land use rights, net	1,153	1,152
Intangible assets	9,532	9,997
Investment, at cost	13	12
Goodwill	8,426	8,426
Deferred tax assets - non-current portion	466	462
TOTAL ASSETS	$187,082	$114,443

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable - short term	5,948	2,272
Accounts payable	$4,492	$4,000
Accrued expenses	958	749
Advance from customers	7,484	5,432
Taxes payable	1,579	1,660
Payable for acquisition of business	-	7,500
Deferred income	766	831
Due to a director	-	76
Total current liabilities	21,227	22,520

LONG-TERM LIABILITIES
Notes payable - long term	-	2,010
Convertible notes payable	61,163	-
Total liabilities	82,390	24,530

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	79	94

SHAREHOLDERS' EQUITY

Common stock, $0.0001 par value; 100,000,000 shares
authorised 34,754,127 (March 31, 2007)
and 31,824,938 (December 31, 2006) shares issued and outstanding	3	3
Additional paid-in capital	54,786	45,320
Retained earnings	46,016	41,483
Reserve	804	804
Accumulated other comprehensive income	3,004	2,209
Total shareholders' equity	104,613	89,819

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$187,082	$114,443

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,533	$3,500
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	806	102
Amortization of consultancy services	30	17
Non-cash employee compensation	265	-
Redemption accretion on convertible notes	1,163	-
Deferred taxes	12	(15)
Minority interest	(9)	-

Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(3,370)	3,007
Related party receivables	(192)	1,280
Inventories	(2,254)	1,852
Prepayment & deposits	(4,977)	-
Advances to suppliers	101	(2,745)
Other receivables	(308)	119
Deferred expenses	0	(1,028)

(Decrease) increase in:
Accounts payable and accruals	744	(147)
Advance from customers	2,003	-
Tax payable	(65)	379
Deferred income	(57)	943
Net cash (used in)'provided by operating activities	(1,575)	7,264

CASH FLOW FROM INVESTING ACTIVITIES:
Additions to plant and equipment	(215)	(1)
Additions to intangible assets	(66)	-
Deposit paid for acquisition of properties	(19,972)	-
Deposit paid for acquisition of subsidiaries	(646)	-
Net cash (used in) provided by investing activities	(20,899)	(1)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to directors	(75)	71
Issuance of common stock, net of issuing expenses	1,701	-
New borrowings	65,172	-
Repayment of borrowings	(3,468)	-
Net cash provided by financing activities	63,330	71

NET INCREASE IN CASH AND CASH EQUIVALENTS	40,856	7,334

Effect of exchange rate changes on cash	56	31
Cash and cash equivalents, at beginning of period	30,980	2,277

CASH AND CASH EQUIVALENTS, END OF YEAR	$71,892	$9,642